Section 906 Certification

Christian Pittard, Chief Executive Officer, and Megan Kennedy, Chief Financial Officer, of Aberdeen Global Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Global Income Fund, Inc.	Aberdeen Global Income Fund, Inc.

/s/ Christian Pittard	/s/ Megan Kennedy
Christian Pittard	Megan Kennedy

Date: June 29, 2009	Date: June 29, 2009